Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-255557 on Form S-11 of our report dated March 31, 2022, relating to the financial statements of Brookfield Real Estate Income Trust Inc., appearing in the Annual Report on Form 10-K of Brookfield Real Estate Income Trust Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

July 13, 2022